Exhibit 15
September 1, 2009
The Board of Directors and Stockholders
American Eagle outfitters, Inc.
We are aware of the incorporation by reference in the Registration Statement (Form S-8), pertaining to the American Eagle Outfitters, Inc. 2005 Stock Award and Incentive Plan, of our report dated June 2, 2009, relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc. that are included in its Form 10-Q for the quarter ended May 2, 2009.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
September 1, 2009